                                                                      EXHIBIT 99

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 11-K

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

For the year ended December 31, 1997.

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

For the transition period from __________ to __________.

Commission file number 333-26029

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           FIRST NATIONAL CORPORATION
                         950 JOHN C. CALHOUN DRIVE, S.E.
                        ORANGEBURG, SOUTH CAROLINA 29115

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

                              FINANCIAL STATEMENTS
                          WITH ACCOMPANYING INFORMATION
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
Independent Auditors' Report                                              2
Statement of Net Assets Available for Benefits                            3
Statement of Changes in Net Assets Available for Benefits                 4
Notes to Financial Statements                                            5-8
Accompanying Information:
   Schedule of Assets Held for Investment                                 9
   Schedule of Transactions in Excess of 5% of
      Beginning Net Assets                                               10


                          INDEPENDENT AUDITORS' REPORT

To the Administrative Committee of
First National Bank Employees' Savings Plan

We have audited the accompanying statements of net assets available for benefits of the First National Bank Employees' Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of First National Bank Employees' Savings Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basis of financial statements taken as a whole. The supplemental schedules of Assets Held for Investment and Transactions in Excess of 5% of Beginning Net Assets are presented for the purpose of additional analysis and are not a required part of the basic financial statements but is supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Act of 1974. The supplemental information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

J.W. HUNT AND COMPANY, LLP

Columbia, South Carolina
June 18, 1998

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, DECEMBER 31, 1997 AND 1996

--------------------------------------------------------------------------------


                                                        ........... PARTICIPANT DIRECTED ...........
                                       ............................. DECEMBER 31, 1997 ............................
                                                                                        FIRST
                                           FIXED         MULTI-          INDEXED       NATIONAL
                                          INCOME         ASSET           EQUITY          CORP.
                                           FUND          FUND             FUND        STOCK FUND       TOTAL
                                           ----          ----             ----        ----------       -----
ASSETS:

   Investments, at contract value
         New York Life Insurance
            Company, Investment
            Contracts                   $ 1,841,078    $ 1,892,421    $ 1,939,137    $        --     $ 5,672,636
                                        ---------------------------------------------------------------------------

  Investments, at fair value:
        First National Corporation               --             --             --        560,823         560,823
        Money Market Funds                       --             --             --          7,366           7,366
                                        ---------------------------------------------------------------------------
                    Total investments     1,841,078      1,892,421      1,939,137        568,189       6,240,825
                                        ---------------------------------------------------------------------------
   Receivables:
      Employer's contribution                25,637         31,312         40,850         16,089         113,888
      Inter-fund transfers                     (100)        (6,768)        (1,854)         8,503            (219)
                                        ---------------------------------------------------------------------------
                   Total receivables         25,537         24,544         38,996         24,592         113,669
                                        ---------------------------------------------------------------------------

                    Total assets          1,866,615      1,916,965      1,978,133        592,781       6,354,494
                                        ---------------------------------------------------------------------------

LIABILITIES                                      --             --             --             --              --
                                        ---------------------------------------------------------------------------

Net assets available for benefits         1,866,615      1,916,965      1,978,133        592,781       6,354,494
                                        ===========================================================================


                                                    ........... PARTICIPANT DIRECTED ...........
                                      .......................... DECEMBER 31, 1997 .........................
                                                                                    FIRST
                                          FIXED          MULTI-        INDEXED     NATIONAL
                                         INCOME          ASSET         EQUITY       CORP.
                                          FUND           FUND           FUND       STOCK FUND       TOTAL
                                          ----           ----           ----       ----------       -----
ASSETS:
   Investments, at contract value
         New York Life Insurance
            Company, Investment
            Contracts                  $ 2,404,705    $ 1,428,141   $ 1,042,288   $        --   $ 4,875,134
                                      ---------------------------------------------------------------------

  Investments, at fair value:
        First National Corporation              --             --            --            --            --
        Money Market Funds                      --             --            --            --            --
                                      ---------------------------------------------------------------------
                    Total investments    2,404,705      1,428,141     1,042,288            --     4,875,134
                                      ---------------------------------------------------------------------
   Receivables:
      Employer's contribution               41,466         25,286        24,117            --        90,869
      Inter-fund transfers                (693,491)        12,537       245,654       435,300            --
                                      ---------------------------------------------------------------------
                   Total receivables      (652,025)        37,823       269,771       435,300        90,869
                                      ---------------------------------------------------------------------

                    Total assets         1,752,680      1,465,964     1,312,059       435,300     4,966,003
                                      ---------------------------------------------------------------------

LIABILITIES                                     --             --            --            --            --
                                      ---------------------------------------------------------------------

Net assets available for benefits        1,752,680      1,465,964     1,312,059       435,300     4,966,003
                                      =====================================================================






     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, YEARS ENDED
                           DECEMBER 31, 1997 AND 1996
------------------------------------------------------------------------------


                                                   ........... PARTICIPANT DIRECTED ...........
                                       ........................ DECEMBER 31, 1997 ..............................
                                                                                        FIRST
                                           FIXED         MULTI-          INDEXED       NATIONAL
                                          INCOME         ASSET           EQUITY          CORP.
                                           FUND          FUND             FUND        STOCK FUND        TOTAL
                                           ----          ----             ----        ----------        -----
Additions to net assets attributed to:
   Investment income:
      Interest                          $   120,753   $        --      $      --     $   2,968       $   123,721
      Dividends                                  --       208,722         62,602         7,641           278,965
      Net appreciation (depreciation)
         in fair value of investments            --       177,494        381,237       101,657           660,388
      Realized gain on investments               --         3,333          2,401        (1,465)            4,269
                                        --------------------------------------------------------------------------
               Total investment income      120,753       389,549        446,240       110,801         1,067,343
                                        --------------------------------------------------------------------------

   Contributions:
      Employer                               25,638        31,321         40,850        16,089          113,898
      Employee                              111,986       117,623        146,330        56,978          432,917
      Rollover                                  495           825            330                          1,650
                                        --------------------------------------------------------------------------
               Total contributions          138,119       149,769        187,510        73,067          548,465
                                        --------------------------------------------------------------------------
               Total additions              258,872       539,318        633,750       183,868        1,615,808
                                        --------------------------------------------------------------------------

Deductions from net assets attributed
   to:
      Benefits paid to participants         144,242        43,439         24,602         5,977          218,260
      Administrative expenses                 9,057            --             --            --            9,057
                                        --------------------------------------------------------------------------
               Total deductions             153,299        43,439         24,602         5,977          227,317
                                        --------------------------------------------------------------------------
Net increase prior to
   interfund transfers:                     105,573       495,879        609,148       177,891               --
      Interfund transfers                     8,362       (44,878)        56,926       (20,410)              --
                                        --------------------------------------------------------------------------
               Net increase (decrease)      113,935       451,001        666,074       157,481               --

Net assets available for benefits:
   Beginning of year                      1,752,680     1,465,964      1,312,059       435,300        4,966,003
                                        --------------------------------------------------------------------------
   End of year                            1,866,615     1,916,965      1,978,133       592,781        4,966,003
                                        ==========================================================================



                                                     ........... PARTICIPANT DIRECTED ...........
                                         ........................ DECEMBER 31, 1997 .........................
                                                                                      FIRST
                                          FIXED           MULTI-       INDEXED       NATIONAL
                                          INCOME          ASSET         EQUITY        CORP.
                                           FUND           FUND           FUND       STOCK FUND       TOTAL
                                           ----           ----           ----       ----------       -----

Additions to net assets attributed to
   Investment income:
      Interest                         $   165,311    $        --   $        --   $        --   $   165,311
      Dividends                                 --         52,948        38,027            --        90,975
      Net appreciation (depreciation)
         in fair value of investments           --        133,756       119,555            --       253,311
      Realized gain on investments              --            624         1,326            --         1,950
                                       --------------------------------------------------------------------
               Total investment income     165,311        187,328       158,908            --       511,547
                                       --------------------------------------------------------------------
   Contributions:
      Employer                              41,466         25,286        24,117            --        90,869
      Employee                             164,272         85,883        70,651            --       320,806
      Rollover                               8,586         39,060        37,431            --        85,077
                                       --------------------------------------------------------------------
               Total contributions         214,324        150,229       132,199            --       496,752
                                       --------------------------------------------------------------------
               Total additions             379,635        337,557       291,107            --     1,008,299
                                       --------------------------------------------------------------------

Deductions from net assets attributed
   to:
      Benefits paid to participants        200,921         27,297        22,318            --       250,536
      Administrative expenses                9,134             --            --            --         9,134
                                       --------------------------------------------------------------------
               Total deductions            210,055         27,297        22,318            --       259,670
                                       --------------------------------------------------------------------
Net increase prior to
   interfund transfers:                    169,580        310,260       268,789            --       748,629
      Interfund transfers                 (961,907)        37,325       489,282       435,300            --
                                       --------------------------------------------------------------------
               Net increase (decrease)    (792,327)       347,585       758,071       435,300       748,629

Net assets available for benefits:
   Beginning of year                     2,545,007      1,118,379       553,988            --     4,217,374
                                       --------------------------------------------------------------------
   End of year                           1,752,680      1,465,964     1,312,059       435,300     4,966,003
                                       ====================================================================

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

            NOTES TO FINANCIAL STATEMENTS, DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------
NOTE A - DESCRIPTION OF PLAN:

The following description of the First National Bank ("Company") Employees' Savings Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     General - The Plan is a contributory defined contribution plan covering all full-time employees of the Company and all affiliates of the Company who have one year of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Contributions - Each year, participants may contribute up to 10% of pretax annual base compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified retirement plans. The Company will match 50% of the first 4% of base compensation up to a maximum matching contribution of 2% of base compensation. Employer contributions may be made from current or accumulated net profits. Contributions are subject to certain limitations.

     Participant accounts - Each participant's account is credited with the participant's contribution, the Company's matching contribution and allocations of Plan earnings. The participant's account is charged with an allocation of administrative expenses. Allocations are based on account balances, as defined by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     Vesting - Participant's accounts are fully vested.

     Payment of benefits - On termination of service due to death, disability, retirement, or other reasons, a participant may elect to receive a lump-sum amount equal to the value of his or her account.

     Investment options - Upon enrollment in the Plan, a participant may direct employee contributions in any of the following investment options.

              1) Fixed Income Fund - Funds are invested in guaranteed interest contracts in an insurance contract. The number of participants participating in this fund at December 31, 1997 was 153.

              2) Multi-asset Fund - Funds are invested in pooled insurance contracts that invest primarily in corporate bonds, common stocks, and U. S. Government securities. The number of participants participating in this fund at December 31, 1997 was 209.

FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE A - DESCRIPTION OF PLAN (CONTINUED):

              3) Indexed Equity Fund - Funds are invested in pooled insurance contracts that invest in common stock that replicate stocks comprising the Standard and Poor's 500 Stock Index. The number of participants participating in this fund at December 31, 1997 was 206.

              4) First National Corporation Stock Fund - The First National Corporation Stock Fund invests only in First National Corporation common shares and money market equivalents. The number of participants participating in this fund at December 31, 1997 was 147.

         Participants may change the investment options quarterly.

NOTE B - SUMMARY OF ACCOUNTING POLICIES:

     Basis of Accounting - The financial statements of the Plan are prepared using the accrual method of accounting.

     Investment Valuation - The Plan's investments are stated at fair value except for its investment contract with an insurance company which is valued at contract value (Note C). The Company stock is valued at its quoted market price.

     Purchase and sales of securities are recorded on a trade-date basis.
         Interest income is recorded on the accrual basis. Dividend's are recorded on the ex-dividend date.

     Payment of Benefits - Benefits are recorded when paid.

     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

NOTE C - INVESTMENT CONTRACT WITH INSURANCE COMPANY:

The Plan has an investment contract with New York Life Insurance Company (New York Life) to invest the assets of the Plan. New York Life, as the Plan's custodian, maintains the assets in a pooled account. The account is credited with actual earnings on the underlying investments (a fixed income fund, multi-asset fund and indexed equity fund) and charged for Plan withdrawals and administrative expenses charged by New York Life.

The contract is included in the financial statements at contract value, which represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract

FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE C - INVESTMENT CONTRACT WITH INSURANCE COMPANY (CONTINUED):

issuer or otherwise. The fair value of the investment contacts at December 31, 1997 and 1996 was $5,672,636 and $4,875,134 respectively.

NOTE D - RELATED PARTY TRANSACTIONS:

The First National Corporation Funds are held by the Plan sponsor's Trust Department. There were no fees paid by the Plan to the Trust Department.

NOTE E - INVESTMENTS:

Except for its investment contracts with an insurance company (Note C), the Plan's investments are held in a bank-administered trust fund. The following presents investments at December 31, 1997 and 1996.

                                                                                   1997       1996
                                                                                   ----       ----
Investments at fair value as
Determined by quoted market price:

First National Corporation,
   23,801 and 0 shares respectively                                              $560,823    $   -
Federated Automated Government
   Money market fund (44), 4,370
   and 0 shares , respectively                                                      4,370        -
Federated Automated Cash
   Management Fund (75), 2,996
   and 0 shares, respectively                                                       2,996        -
                                                                                 -----------------
                                                                                  568,189        -
                                                                                 =================

During 1997, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $660,388 as follows:

Investments at fair value as
determined by quoted market price:
   First National Corporation        $101,657
                                     --------

Investments at contract value:
    Multi-asset Fund                  177,494
    Indexed Equity Fund               381,237
                                     --------

                                      558,731
                                     ========
                       Total          660,388
                                     ========

FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE F - PLAN TERMINATION:

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their account.

NOTE G - TAX STATUS:

The Internal Revenue Service has determined and informed the Company by a letter dated November 4, 1992, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code and therefore exempt from Federal and State taxation. The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirement of the Internal Revenue Code.

NOTE H - PLAN OPERATING COSTS:

The Company pays certain administrative costs of the Plan such as legal, audit, and administrative fees.

   THESE NOTES ARE AN INTEGRAL PART OF THE ACCOMPANYING FINANCIAL STATEMENTS

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

                     SCHEDULE OF ASSETS HELD FOR INVESTMENTS

                                DECEMBER 31, 1997

--------------------------------------------------------------------------------

  (A)    (B) IDENTITY OF                                (C) DESCRIPTION OF INVESTMENT
         ISSUE, BORROWER,                               INCLUDING MATURITY DATE, RATE OF
         LESSOR, OR SIMILAR                             INTEREST, COLLATERAL, PAR OR                               (e) CURRENT
         PARTY                                          MATURITY VALUE                            d) COST               VALUE
         ---------------------------------------------------------------------------------------------------------------------------


         New York Life                                  Guaranteed Interest Contract                  $1,841,077     $1,841,077

         New York Life                                  Pooled separate insurance contracts            2,806,130      3,831,559

  *      First National Corporation                     23,801 common shares                             459,166        560,823

         Federated Automated Government Fund            Money Market Fund                                  4,370          4,370

         Federated Automated Cash Management Fund       Money Market Fund                                  2,996          2,996



  * Indicates a party in interest

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

       SCHEDULE OF TRANSACTIONS IN EXCESS OF 5% OF BEGINNING NET ASSETS,
                               DECEMBER 31, 1997

-------------------------------------------------------------------------------

(A)                          (B)                           (C)         (D)      (E)    (F)           (G)       (H)         (I)
                                                                                         CURRENT
                                                                                         EXPENSES               VALUE OF
                                                                                         INCURRED               ASSET ON
                                      DESCRIPTION          PURCHASE    SELLING  LEASE      WITH       COST OF  TRANSACTION NET GAIN
IDENTITY OF PARTY INVOLVED             OF ASSET              PRICE      PRICE   RENTAL  TRANSACTION    ASSET       DATE    OR LOSS
--------------------------             --------              -----      -----   ------  -----------    -----       ----    -------
New York Life Insurance Co.  Group Annuity Contract -
                                Guaranteed Interest Acct.  $ 284,991  $ 969,372   $ -     $ -        $ 969,372  $ 969,372  $    -
New York Life Insurance Co.  Group Annuity Contract -
                                Multi-Asset                  175,486    100,755     -       -           97,422     97,422   3,333
New York Life Insurance Co.  Group Annuity Contract -
                                Indexed Equity               495,539     44,929     -       -           42,528     42,528   2,401

First National Corporation   First National Corporation-
                                common stock                 496,266     35,635     -       -           19,600     37,100  (1,465)














     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-26029) of First National Corporation of our report dated June 18, 1998 appearing in the Annual Report of the First National Bank Employees' Savings Plan on Form 11-K for the year ended December 31, 1997.

/s/ J.W. Hunt and Company, LLP




J.W. HUNT AND COMPANY, LLP
Columbia, South Carolina
July 14, 1998